Exhibit 99.1

Harvard Bioscience Announces Fourth Quarter 2022 Financial Results

HOLLISTON, Mass., March 9, 2023 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2022.

Our fourth quarter revenues were $28.4 million, down 14% versus the comparable prior year period, including a negative currency impact of $1.0 million. During the quarter ended December 31, 2022, our cellular and molecular product revenues were roughly flat after adjusting for currency impacts. Pre-clinical revenue was down from prior year, with demand showing signs of recovery as ordering activity increased late in the quarter.

Jim Green, Chairman and CEO, concluded, “Looking to the future, I am excited about our pivot from cost optimization to profitable growth. We completed our previously announced portfolio optimization and related cost actions in Q4. We expect that our recently launched products and anticipated new growth in consumables and services will support 2023 reported revenue growth in the low-to-mid single digits. We expect improving gross margin and significant expansion of adjusted EBITDA margins in 2023. With anticipated improvements in margin and working capital, we plan to pay down debt and reduce our leverage ratio closer to 2 times by year end.”

Quarterly Financial Results Summary	Q4'22		Q4'21
Revenues	$ 28.4	M	$ 33.1	M
Operating (Loss) Income (GAAP)	$ (0.5)	M	$ 1.7	M
Adjusted Operating Income	$ 3.4	M	$ 5.3	M
Operating Margin (GAAP)	(1.6)%		5.1%
Adjusted Operating Margin	11.9%		16.0%
Net (Loss) Income (GAAP)	(1.7)	M	1.0	M
Diluted (Loss) Earnings Per Share (GAAP)	$ (0.04)		$ 0.02
Diluted Adjusted Earnings Per Share	$ 0.04		$ 0.08
Adjusted EBITDA	$ 3.7	M	$ 5.7	M
Net Debt*	$ 43.2	M	$ 41.6	M

* Debt outstanding less cash and cash equivalents

For more details on performance for the three and twelve months ended December 31, 2022, a presentation that will be referenced during the webcast referenced below will be posted to our Investor Relations website shortly before the webcast begins.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the Non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time.

Covering analysts who want to join the call and ask a question must register here. Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who want to join the audio-only webcast should go to our events and presentations on the investor website here.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted operating margin, adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, litigation settlement, restructuring and other costs, and income taxes. They also exclude the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance. Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic and related supply chain disruptions on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

Investor Inquiries:

Harvard Bioscience, Inc.

Investor Relations

(508) 893-3120

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenues	$28,427	$33,055	$113,335	$118,904
Cost of revenues	12,594	13,495	52,516	51,252
Gross profit	15,833	19,560	60,819	67,652

Operating expenses:
Sales and marketing expenses	5,948	7,343	25,041	24,642
General and administrative expenses	5,863	6,115	24,493	24,305
Research and development expenses	2,849	2,951	12,329	10,799
Amortization of intangible assets	1,630	1,452	6,122	5,840
Settlement of litigation, net	-	-	(233)	-
Total operating expenses	16,290	17,861	67,752	65,586

Operating (loss) income	(457)	1,699	(6,933)	2,066

Interest and other expense, net	(435)	(568)	(2,246)	(2,206)
(Loss) income before income taxes	(892)	1,131	(9,179)	(140)
Income tax expense	774	170	337	148
Net (loss) income	$(1,666)	$961	$(9,516)	$(288)

(Loss) income per common share:
Basic and diluted	$(0.04)	$0.02	$(0.23)	$(0.01)

Weighted-average common shares:
Basic	42,102	40,840	41,413	40,343
Diluted	42,102	43,372	41,413	40,343

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,
	2022	2021
Assets
Cash and cash equivalents	$4,508	$7,821
Accounts receivables	16,705	21,834
Inventories	26,439	27,587
Other current assets	3,472	4,341
Total current assets	51,124	61,583
Property, plant and equipment	3,366	3,415
Goodwill and other intangibles	77,274	85,074
Other long-term assets	13,596	12,272
Total assets	$145,360	$162,344

Liabilities and Stockholders' Equity
Current portion, long-term debt	$3,811	$3,235
Other current liabilities	19,438	22,081
Total current liabilities	23,249	25,316
Long-term debt, net	43,013	45,095
Other long-term liabilities	6,878	8,532
Stockholders’ equity	72,220	83,401
Total liabilities and stockholders’ equity	$145,360	$162,344

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended
	2022	2021
Cash flows from operating activities:
Net loss	$(9,516)	$(288)
Adjustments to operating cash flows	7,952	11,740
Changes in operating assets and liabilities	2,716	(10,190)
Net cash provided by operating activities	1,152	1,262

Cash flows from investing activities:
Additions to property, plant and equipment	(1,590)	(1,195)
Additions to intangible assets	-	(150)
Net cash used in investing activities	(1,590)	(1,345)

Cash flows from financing activities:
Borrowing from revolving line of credit	7,800	4,250
Repayment of revolving line of credit	(6,400)	(2,200)
Repayment of term debt	(3,186)	(2,000)
Payments of debt issuance costs	-	(102)
Proceeds from exercise of employee stock options and stock purchases	577	3,314
Taxes related to net share settlement of equity awards	(1,628)	(3,514)
Net cash used in financing activities	(2,837)	(252)

Effect of exchange rate changes on cash	(38)	(161)
Decrease in cash and cash equivalents	(3,313)	(496)
Cash and cash equivalents at the beginning of period	7,821	8,317
Cash and cash equivalents at the end of period	$4,508	$7,821

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP operating (loss) income	$(457)	$1,699	$(6,933)	$2,066
Stock-based compensation	1,010	1,033	4,411	4,169
Acquired asset amortization	1,648	1,492	6,236	6,018
Settlement, restructuring, & other	1,168	1,054	5,783	4,462
Adjusted operating income	$3,369	$5,278	$9,497	$16,715

Operating margin	-1.6%	5.1%	-6.1%	1.7%
Adjusted operating margin	11.9%	16.0%	8.4%	14.1%

GAAP net (loss) income	$(1,666)	$961	$(9,516)	$(288)
Stock-based compensation	1,010	1,033	4,411	4,169
Acquired asset amortization	1,648	1,492	6,236	6,018
Settlement, restructuring, & other	1,068	1,054	5,603	4,462
Income taxes	(281)	(1,022)	(1,689)	(3,387)
Adjusted net income	1,779	3,518	5,045	10,974
Depreciation	314	432	1,338	1,603
Interest and other expense, net	536	568	2,426	2,206
Adjusted income taxes (1)	1,054	1,191	2,026	3,534
Adjusted EBITDA	$3,683	$5,709	$10,835	$18,317

Adjusted EBITDA margin	13.0%	17.3%	9.6%	15.4%

Diluted (loss) income per share (GAAP)	$(0.04)	$0.02	$(0.23)	$(0.01)

Diluted adjusted earnings per share	$0.04	$0.08	$0.12	$0.25
Weighted-average common shares:
Diluted GAAP	42,102	43,372	41,413	40,343

Diluted Adjusted	42,740	43,372	42,682	43,153

(1) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

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